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                                                                     EXHIBIT 5.1

June 9, 2006                                        Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
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Volkswagen Auto Lease Underwritten Funding, LLC
3800 Hamlin Road
Auburn Hills, Michigan 48326

Re:  Volkswagen Auto Lease Underwritten Funding, LLC
     Registration Statement on Form S-3 (Registration No. 333-133770)

Ladies and Gentlemen:

     We have acted as special counsel for Volkswagen Auto Lease Underwritten Funding, LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a common law trust or a statutory trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee or a limited liability company (each, an "LLC") to be formed pursuant to a Limited Liability Company Agreement (each an "LLC Agreement") by the Company. For each series, the Notes will be issued pursuant to an Indenture (the "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee and the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

     In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the forms of Indenture (including the form of Notes included as an exhibit thereto), the form of Pooling and Servicing Agreement (including

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Mayer, Brown, Rowe & Maw LLP

June 9, 2006
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the form of Certificates included as an exhibit thereto), the forms of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of LLC Agreement, the form of Receivables Purchase Agreement, the form of Sale and Servicing Agreement, the form of SUBI Sale Agreement, the form of SUBI Transfer Agreement, the form of Transaction SUBI Supplement to Trust Agreement, the form of Transaction SUBI Supplement to Amended and Restated Servicing Agreement, the form of Interest Rate Swap Agreement and the forms of Administration Agreement (collectively, the "Operative Documents"). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

     Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes, when such Securities have been duly executed and issued by the related Trust or LLC and authenticated by the Owner Trustee with respect to Certificates or the Indenture Trustee with respect to Notes, as applicable, and sold by the Company or by the Trust or LLC, at the direction of the Company, as applicable, and payment of the agreed consideration for such Securities shall have been received by the Trust or LLC, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement:

     (i) such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable; and

     (ii) such Notes will have been duly authorized by all necessary action of the Trust or LLC and will be legally issued and binding obligations of the Trust or LLC and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

     Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are "experts" within the

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Mayer, Brown, Rowe & Maw LLP

June 9, 2006
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meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

                                        Very truly yours,


                                        /s/ Mayer, Brown, Rowe & Maw LLP
                                        MAYER, BROWN, ROWE & MAW LLP